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                                                                    EXHIBIT 99.1

                         COMMUNITY BANK OF SMITH COUNTY

                                      PROXY

      THIS PROXY IS SOLICITED UPON BEHALF OF THE BOARD OF DIRECTORS OF COMMUNITY BANK OF SMITH COUNTY FOR THE SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD AT 6:30 P.M. LOCAL TIME, ON MARCH 24, 2005 AT THE COMMUNITY BANK OF GORDONSVILLE, 7 NEW MIDDLETON HIGHWAY, GORDONSVILLE, TN 38563.

      The undersigned hereby appoints J. Randall Clemons and Joe Vance, or either of them, with full power of substitution, as proxies, and hereby authorizes them to vote, as designated, all shares of common stock of Community Bank of Smith County, held by the undersigned on February 1, 2005 at the Special Meeting In Lieu of Annual Meeting of Shareholders to be held March 24, 2005, at 6:30 p.m., local time, and any adjournment(s) thereof.

      1. To approve and adopt the agreement and plan of merger, dated November 16, 2004, among Wilson Bank Holding Company, a Tennessee corporation, Wilson Bank and Trust, a state chartered bank incorporated under the laws of the State of Tennessee, and Community Bank of Smith County, a state chartered bank incorporated under the laws of the State of Tennessee, and the merger of Community Bank of Smith County with and into Wilson Bank and Trust.

            ____  FOR            ____ AGAINST                  ____ ABSTAIN

      2. In their discretion on any other matter that may properly come before the meeting or any adjournment thereof.

The Board of Directors recommends a vote "For" proposal 1.

If no direction is made, this proxy will be voted FOR the Proposal to approve the Merger and the Agreement and Plan of Merger.

Signature   ________________________      Date     ___________________

Signature (if held jointly) _______       Date     ___________________

      Please sign exactly as your name appears on your share certificates. Each joint owner must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name as authorized. If a partnership, please sign in partnership name by an authorized person.

BE SURE TO MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ADDRESSED POSTAGE PAID ENVELOPE PROVIDED